                                 EXHIBIT 8.2.3.

                             STOCK PLEDGE AGREEMENT
                             ----------------------

         THIS STOCK PLEDGE AGREEMENT (this "Agreement") is entered into as of January 21, 2005, among Morgan Beaumont, Inc., a Nevada corporation ("Lender"), eChex, Inc., a California corporation ("Borrower"), Madeleine Gestas, an individual, Fabian Gestas, an individual and Ramiro Zaragoza, an individual (collectively, "Guarantors"), with reference to the following.

                                    RECITALS
                                    --------

         A. Lender desires to make a loan to Borrower and Borrower desires to borrow funds from Lender pursuant to that certain Secured Promissory Note, of even date herewith and including any future loans or promissory notes between Borrower and Lender (the "Note").

         B. Guarantors are the majority shareholders of Borrower and collectively own 13,000,000 shares of Borrower's common stock which represents 54.3% of Borrower's outstanding shares (the "Stock").

         C. Guarantors desire to pledge the Stock as collateral for the Note and Lender desires to accept such collateral (the "Collateral").

         D. Borrower and Lender desire to enter into this Agreement to evidence the terms under which the Stock will be pledged as collateral for the Note.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the foregoing premises, the provisions set forth below and other good and valuable consideration, the parties agree as follows.

         3. STOCK PLEDGE. Guarantors hereby grant to Lender a security interest in, assign, transfer to and pledge with and to Lender, all of their right, title and interest in and to the Stock, as defined as a Collateral above, to ensure the payment of the Note in accordance with its terms and Borrower's other obligations to Lender.

         4. WARRANTIES. Guarantors hereby represent, warrant and covenant to Lender that Guarantors are the owners of the Collateral and has the right to pledge the Collateral and that the Collateral is free and clear of all liens and encumbrances and other security interests.

         5. ESCROW DELIVERY. Guarantors shall deliver the Collateral along with executed stock powers, to the law firm of Boyd & Chang, LLP ("B & C") within five (5) days of the date of this Agreement. B & C shall maintain possession and custody of the Collateral until either repayment of the Note and all of Borrower's obligations to Lender or an event of default under such agreements.


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All parties agree to indemnify and hold B & C harmless for, from, and against any and all liabilities related to the possession, delivery and release of the Collateral. Each of the parties acknowledges and consents to the fact that B & C is acting as counsel for Lender and B & C has no attorney-client relationship or any type of duty, fiduciary, or otherwise to Guarantors or Borrower.

         6. RIGHTS AND POWERS. Lender may, without obligation to do so, exercise at any time and from time to time one or more of the following rights and powers with respect to any or all of the Collateral:

                  (a) Accept in its discretion other property of the undersigned in exchange for all or part of the Collateral and release Collateral to the undersigned to the extent necessary to effect such exchange, and in such event the money, property or securities received in the exchange shall be held by Lender as substitute security for the Note and all other indebtedness secured hereunder;

                  (b) Perform such acts as are necessary to preserve and protect the Collateral and the rights, powers and remedies granted with respect to such Collateral by this Agreement; and

                  (c) Transfer record ownership of the Collateral to Lender or its nominee and receive, endorse and give receipt for, or collect by legal proceedings or otherwise, dividends or other distributions made or paid with respect to the Collateral, provided and only if there exists at the time an outstanding event of default under this Agreement or the Note.

         So long as there exists no event as referenced above, Guarantors may exercise all shareholder voting rights and be entitled to receive any cash distribution with respect to the Collateral. Accordingly, until such time as an even of default occurs under this Agreement, all proxy statements and other shareholders materials which Lender receives with respect to the Collateral shall be delivered to Guarantors at the address indicated below.

         7. DUTY TO DELIVER. All new, additional or different securities which may now or hereafter become distributions with respect to the Collateral by reason of a stock dividend, stock split or reclassification of the capital stock of Borrower or by reason of a merger, consolidation or other reorganization affecting the capital structure of Borrower shall, upon receipt by Guarantors, be promptly delivered to and deposited with Lender as part of the Collateral hereunder. Such securities shall be accompanied by one or more properly endorsed stock power assignments.

         8. CARE OF COLLATERAL. Lender shall exercise reasonable care in the custody and preservation of the Collateral, but Lender and Escrow Agent shall have no obligation to initiate any action with respect to, or otherwise inform Borrower or Guarantors of any conversion, call, exchange right, preemption right, subscription right, purchase offer or other right of privilege relating to or affecting the Collateral. Lender and Escrow Agent shall have no duty to preserve the rights of Borrower or Guarantors against adverse claims or to protect the Collateral against the possibility of a decline in market value.


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Lender and Escrow Agent shall not be obligated to take any action with respect to the Collateral requested by Guarantors unless the request is made in writing and Lender determines that the requested action will not unreasonably jeopardize the value of the Collateral as security for the Note and other indebtedness secured hereunder.

                  Lender may at any time deliver all or part of the Collateral to Guarantors, and the receipt thereof by Guarantors shall constitute a complete and full acquittance for the Collateral so delivered. Lender and Escrow Agent shall accordingly be discharged from any further liability or responsibility for the delivered Collateral.

         9. PAYMENT OF TAXES AND OTHER CHARGES. Guarantors shall pay, prior to the delinquency date, all taxes, liens, assessments and other charges against the Collateral, and in the event of Guarantors' failure to do so, Lender may at its election pay any or all of such taxes and charges without contesting the validity or legality thereof. The payments so made shall become part of the indebtedness secured hereunder and shall bear interest at the same rate as provided for in the Note.

         10. TRANSFER OF COLLATERAL. In connection with the transfer or assignment of the Note (whether by negotiation, discount or otherwise), Lender may transfer all or any part of the Collateral, and the transferee shall thereupon succeed to all the rights, powers and remedies granted Lender hereunder with respect to the Collateral so transferred. Upon such transfer, Lender and Escrow Agent shall be fully discharged from all liability and responsibility for the transferred Collateral.

         11. RELEASE OF COLLATERAL.

                  (a) Within thirty (30) days after repayment by Borrower (or payment upon acceleration) of the entire unpaid principal balance and all accrued interest and other amounts due under the Note, Lender shall instruct Escrow Agent to release and return to Guarantors all shares of common stock and other Collateral at the time held hereunder.

                  (b) There shall also be released at the same time any additional Collateral which may hereafter be pledged and deposited with Lender, pursuant to the requirements of this Agreement, with respect to the shares of Lender's stock to be released.

         12. EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute an event of default under this Agreement.

                  (a) Failure of Borrower to pay when due under the Note principal or accrued interest;

                  (b) The occurrence of any event of default specified in the Note or the Loan Agreement;


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

                  (c) The failure of Borrower to perform any material obligation imposed upon Borrower by reason of this Agreement; or

                  (d) The breach of any material warranty of Borrower contained in this Agreement;

         Upon the occurrence of any such even of default, Lender may, at its election, declare the Note and all other indebtedness secured hereunder to become immediately due and payable and, may exercise any or all of the rights and remedies granted to a secured party under the provision of the California Uniform Commercial Code, at Lenders election, (as now or hereafter in effect), including, without limitation, the power to dispose of the Collateral by public or private sale or to accept the Collateral in full payment of the Note and all other indebtedness secured hereunder. Any proceeds realized from the disposition of the Collateral pursuant to the power of sale hereby granted Lender shall first be applied to the payment of expenses incurred by Lender in connection with the disposition, and the balance shall be applied to the payment of the Note thereafter to any Senior Indebtedness (as defined in the Note) and finally, to any other indebtedness secured hereunder in such order of application as Lender shall deem appropriate. Any surplus proceeds shall be paid over to Borrower. In the event such proceeds prove insufficient to satisfy all indebtedness secured hereunder, then Borrower be liable for the deficiency.

         13. ATTORNEYS' FEES. If any arbitration, litigation, action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, and prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, attorneys' fees will be deemed to be the full and actual costs of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment, calculated on the basis of the usual fee charged by attorneys performing such services, and will not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

         14. NOTICES. Any notice to be given hereunder shall be given (except as otherwise expressly set forth herein) by registered or certified mail, postage prepaid, by cable, telex or facsimile, or may be delivered by hand or by messenger and shall be deemed to have been received as follows: if given by registered or certified mail, five business days after posting; if given by cable, two business days after dispatch; if given by telex or facsimile, one business day after dispatch; and if delivered by hand or by messenger and receipted for by or on behalf of the party to whom the notice is directed, at the time of such delivery. Any notice shall be sent to the address set forth below or to such other address as the relevant party may notify to the other.


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         If to Borrower or Guarantors:      eChex, Inc.
                                            303 Twin Dolphin Drive, Suite 600
                                            Redwood City, California 94065

         If to Lender:                      Morgan Beaumont, Inc.
                                            2280 Trailmate Drive
                                            Suite 101
                                            Sarasota, Florida  34243

         15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall be constituted one and the same instrument.

         16. INTERPRETATION. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular shall be construed to have been used in the plural and vice versa and each gender will include any other gender. The captions of the paragraphs of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions herein.

         17. MODIFICATIONS, AMENDMENTS AND WAIVERS. No provision of this Agreement or the documents referred to herein may be altered, amended, canceled, revoked, or otherwise modified, and no addition to this Agreement may be made, unless in writing signed by each of the parties. There can be no waiver with respect to this Agreement of any provision of this Agreement by any party will be, nor will it be deemed to be, a waiver of the right of any other party to enforce strict compliance with the provisions hereof.

         18. SEVERABILITY. Each provision of this Agreement is intended to be severable and if any term or provision herein is determined invalid or unenforceable for any reason, such illegality or invalidity will not affect the validity of the remainder of this Agreement and, wherever possible, intent will be given to the invalid or unenforceable provision.

         19. MERGER. The terms of this Agreement and the agreements contemplated hereby are intended by the parties as a final expression of their agreement with respect to such terms and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement, and this agreement and the agreements referenced herein constitute the complete and exclusive statement of its terms and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement.

         20. MISCELLANEOUS. The recitals and all exhibits, attachments or other documents referenced in this Agreement are fully incorporated into this Agreement by reference. Unless expressly set forth otherwise herein, all references herein to a "day, month" or "year" will be deemed to be a reference to a calendar day, month or year, as the case may be. Unless expressly set forth otherwise herein, all cross-references herein will refer to provisions within this Agreement, and will not be deemed to be references to the overall transaction or to any other agreement or documents.


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

         IN WITNESS WHEREOF, this Agreement is entered into by the parties as of the date set forth above.

                                   "BORROWER"

                                    eCHEX, Inc.,
                                    a California corporation


                                    By:  _______________________________________
                                     Its:   President


                                    By:  _______________________________________
                                     Its:   Secretary


                                    "LENDER"

                                    MORGAN BEAUMONT, INC.,
                                    a Nevada corporation


                                    By:  _______________________________________
                                         Cliff Wildes, Chief Executive Officer


                                    "GUARANTORS"


                                    ____________________________________________
                                    MADELEINE GESTAS, an individual


                                    ____________________________________________
                                    FABIAN GESTAS, an individual


                                    ____________________________________________
                                    RAMIRO ZARAGOZA, an individual


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                                   EXHIBIT "D"
                                   -----------

                                 USE OF PROCEEDS

                                   EXHIBIT "E"
                                   -----------

                             STATEMENT OF LIABLITIES



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